                                   EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                       Computation of Earnings per Common
                          and Common Equivalent Share
                                  (Unaudited)


                                                                        Three months
                                                                       ended April 30,
                                                                 -------------------------
                                                                    1997           1996
                                                                 ----------     ----------
COMPUTATION OF PRIMARY EARNINGS PER
     COMMON SHARE:

     Net income ............................................     $1,723,000     $  505,000
                                                                 ----------     ----------

     Weighted average number of common shares
         outstanding .......................................      6,060,303      3,435,006

     Net effect of dilutive stock options and warrants,
         based on the treasury stock method, using
         average market price ..............................        178,245        589,023
                                                                 ----------     ----------

     Common shares outstanding .............................      6,238,548      4,024,029
                                                                 ==========     ==========

     Earnings per common share .............................     $     0.28     $     0.13
                                                                 ==========     ==========

COMPUTATION OF EARNING PER COMMON SHARE
     ASSUMING FULL DILUTION:

     Net income ............................................     $1,723,000     $  505,000
                                                                 ----------     ----------

     Weighted average number of common shares
         outstanding .......................................      6,060,303      3,435,006

     Net effect of dilutive stock options and warrants
         based on the treasury stock method, using the
         end-of-period market price ........................        178,245        723,757
                                                                 ----------     ----------

     Common shares outstanding assuming full dilution ......      6,238,548      4,158,763
                                                                 ==========     ==========

     Earnings per common share assuming full dilution ......     $     0.28     $     0.12
                                                                 ==========     ==========